Exhibit 32.2

Selectis Health, Inc. f/k/a Global Healthcare REIT, Inc.

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Annual Report of Selectis Health, Inc. f/k/a Global Healthcare REIT, Inc. (the “Company”) on Form 10-Q for the quarter period ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Brandon Thall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. Date: September 19, 2022

/s/ Mary Lucus
Mary Lucus
Interim Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Selectis Health, Inc. f/k/a Global Healthcare REIT, Inc. and will be retained by Selectis Health, Inc. f/k/a Global Healthcare REIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.